SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                            NETWORK APPLIANCE, INC.
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                (Name of Registrant as Specified In Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2)    Aggregate number of securities to which transaction applies:

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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)    Proposed maximum aggregate value of transaction:

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      5)    Total fee paid:

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|_|   Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid: ____________________________________________
      2)    Form, Schedule or Registration Statement No.: ______________________
      3)    Filing Party: ______________________________________________________
      4)    Date Filed: ________________________________________________________

                             NETWORK APPLIANCE, INC.
                               495 East Java Drive
                               Sunnyvale, CA 94089

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Network Appliance, Inc. (the "Company") which will be held on October 26, 1999, at 3:00 p.m., local time, at the Company's headquarters, 495 East Java Drive, Sunnyvale, California 94089.

      At the Annual Meeting, you will be asked to consider and vote upon the following proposals: (i) to elect seven directors of the Company, (ii) to approve the Company's new 1999 Stock Option Plan pursuant to which 3,300,000 shares of Common Stock will be reserved for issuance, (iii) to approve a 250,000-share increase in the maximum number of shares of Common Stock authorized for issuance under the Employee Stock Purchase Plan and (iv) to ratify the appointment of Deloitte and Touche LLP as independent accountants of the Company for the fiscal year ending April 28, 2000.

      The enclosed Proxy Statement more fully describes the details of the business to be conducted at the Annual Meeting. After careful consideration, the Company's Board of Directors has unanimously approved the proposals and recommends that you vote FOR each such proposal.

      After reading the Proxy Statement, please mark, date, sign and return the enclosed proxy card in the accompanying reply envelope. If you decide to attend the Annual Meeting and would prefer to vote in person, please notify the Secretary of the Company that you wish to vote in person and your proxy will not be voted. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON.

      A copy of the Company's 1999 Annual Report has been mailed concurrently herewith to all shareholders entitled to notice of and to vote at the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

                                           Sincerely yours,

                                           Daniel J. Warmenhoven
                                           President and Chief Executive Officer

Sunnyvale, California
August 27, 1999

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                                    IMPORTANT

Please mark, date and sign the enclosed proxy and return it at your earliest convenience in the enclosed postage-prepaid return envelope so that if you are unable to attend the Annual Meeting, your shares may be voted.
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

                             NETWORK APPLIANCE, INC.
                               495 East Java Drive
                               Sunnyvale, CA 94089
                                ----------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held October 26, 1999

TO OUR SHAREHOLDERS:

      You are cordially invited to attend the Annual Meeting of Shareholders (the "Annual Meeting") of Network Appliance, Inc., a California corporation (the "Company"), to be held on October 26, 1999 at 3:00 p.m., local time, at the Company's headquarters, 495 East Java Drive, Sunnyvale, California 94089, for the following purposes:

      1. To elect the new directors to serve for the ensuing year or until their respective successors are duly elected and qualified. The nominees are Daniel J. Warmenhoven, Donald T. Valentine, Sanjiv Ahuja, Carol A. Bartz, Larry R. Carter, Michael R. Hallman and Robert T. Wall.

      2. To approve the Company's new 1999 Stock Option Plan (the "1999 Plan") pursuant to which 3,300,000 shares of Common Stock will be reserved for issuance.

      3. To approve an amendment to the Company's Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 250,000 shares.

      4. To ratify the appointment of Deloitte and Touche LLP as independent accountants of the Company for the fiscal year ending April 28, 2000.

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

      Shareholders of record at the close of business on August 27, 1999 are entitled to notice of and to vote at the Annual Meeting and at any continuation or adjournment thereof.

      All shareholders are cordially invited and encouraged to attend the Annual Meeting. In any event, to assure your representation at the meeting, please carefully read the accompanying Proxy Statement which describes the matters to be voted on at the Annual Meeting and sign, date and return the enclosed proxy card in the reply envelope provided. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

      We look forward to seeing you at the Annual Meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           DANIEL J. WARMENHOVEN
                                           President and Chief Executive Officer

Sunnyvale, California
August 27, 1999

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. IN ANY EVENT, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                 PROXY STATEMENT

                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                             NETWORK APPLIANCE, INC.
                           To be held October 26, 1999

      General

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Network Appliance, Inc., a California corporation (the "Company" or "Network Appliance"), of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on October 26, 1999, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Shareholders of record on August 27, 1999 will be entitled to vote at the Annual Meeting. The Annual Meeting will be held at 3:00 p.m., local time, at the Company's headquarters, 495 East Java Drive, Sunnyvale, California 94089.

      It is anticipated that this Proxy Statement and the enclosed proxy card will be first mailed to shareholders on or about September 3, 1999.

      Voting Rights

      The close of business on August 27, 1999 was the record date for shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. At the record date, the Company had approximately 73,846,096 shares of its Common Stock, no par value, outstanding and entitled to vote at the Annual Meeting, held by approximately 322 registered shareholders. No shares of the Company's Preferred Stock, no par value, were outstanding. Holders of Common Stock are entitled to one vote for each share of Common Stock held by such shareholder on August 27, 1999. A majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

      Shareholders may vote by proxy. The enclosed proxy is solicited by the Company's Board of Directors (the "Board of Directors" or the "Board") and when the proxy card is returned properly completed, it will be voted as directed by the shareholder on the proxy card. Shareholders are urged to specify their choices on the enclosed proxy card. If a proxy card is signed and returned without choices specified, in the absence of contrary instructions, the shares of Common Stock represented by such proxy will be voted FOR Proposals 1, 2, 3 and 4 and will be voted in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting.

      The seven director nominees receiving the highest number of affirmative votes will be elected. Votes against a nominee, abstentions and broker non-votes will have no effect. Approval of Proposals 2, 3 and 4 requires (i) the affirmative vote of a majority of those shares present and voting and (ii) the affirmative vote of the majority of the required quorum. Thus, abstentions and broker non-votes can have the effect of preventing approval of a proposal where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the required quorum. All votes will be tabulated by the inspector of the election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

      Revocability of Proxies

      Any person giving a proxy has the power to revoke it at any time before its exercise. You may revoke or change your proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

      Solicitation of Proxies

      The Company will bear the cost of soliciting proxies. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. The Company may retain a proxy solicitor to assist in the solicitations of proxies, for which the Company would expect to pay an estimated fee of $12,500 plus reimbursement of expenses. Except as described above, the Company does not intend to solicit proxies other than by mail.

      Annual Report

      The Annual Report of the Company for the fiscal year ended April 30, 1999 has been mailed concurrently with the mailing of the notice of Annual Meeting and Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy soliciting material.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

      At the Annual Meeting, seven directors (constituting the entire board) are to be elected to serve until the next Annual Meeting of Shareholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. It is intended that the proxies will be voted for the seven nominees named below for election to the Company's Board of Directors unless authority to vote for any such nominee is withheld. There are seven nominees, each of whom is currently a director of the Company. All of the current directors were elected to the Board by the shareholders at the last Annual Meeting. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current Board of Directors to fill the vacancy. Unless otherwise instructed, the proxyholders will vote the proxies received by them for the nominees named below. The seven candidates receiving the highest number of the affirmative votes of the shares entitled to vote at the Annual Meeting will be elected directors of the Company. The proxies solicited by this Proxy Statement may not be voted for more than seven nominees.

      Nominees

      The directors of the Company, and their ages as of May 28, 1999, are as follows:

Name                        Age                      Position
----                        ---                      --------
Daniel J. Warmenhoven.....  48   President, Chief Executive Officer and Director
Donald T. Valentine.......  66   Chairman of the Board, Director
Sanjiv Ahuja..............  42   Director
Carol A. Bartz(1).........  50   Director
Larry R. Carter(2)........  56   Director
Michael R. Hallman(2).....  54   Director
Robert. T. Wall(1)........  53   Director

----------

(1)   Member of Compensation Committee.
(2)   Member of Audit Committee.

      Business Experience of Nominees for Election as Directors

      DANIEL J. WARMENHOVEN joined the Company in October 1994 as President and Chief Executive Officer, and has been a member of the Board of Directors since October 1994. Prior to joining the Company, Mr. Warmenhoven served in various capacities, including President, Chief Executive Officer and Chairman of the Board of Directors of Network Equipment Technologies, Inc., a telecommunications company, from November 1989 to January 1994. He presently serves on the Board of Directors of Redback Networks, Inc., a communications products company. Mr. Warmenhoven holds a B.S. degree in electrical engineering from Princeton University.

      DONALD T. VALENTINE has been a director of the Company and Chairman of the Board of Directors since September 1994. Mr. Valentine has been a general partner of Sequoia Capital, a venture capital firm, since 1972. He is also Chairman of the Board of C-Cube Microsystems Inc., a semiconductor video compression company, and Vice Chairman of Cisco Systems, Inc.

      SANJIV AHUJA has been a member of the Board of Directors since August 1998. Since January 1997, Mr. Ahuja has been the President and Chief Operating Officer of Telcordia Technologies (formerly Bellcore), a leading provider of telecommunications software and consulting and a wholly owned subsidiary of Science Applications International Corporation (SAIC). He joined Telcordia in 1994 as Corporate Vice President and President of the Software Systems Group after holding several key executive positions at IBM where he began his career in 1979. Mr. Ahuja currently serves on the Board of Directors of Telcordia. He received a Bachelor of Science degree in electrical engineering from Delhi University, India and a Master of Science degree in computer science from Columbia University.

      CAROL A. BARTZ has been a member of the Board of Directors since September 1995. From April 1992 to the present, Ms. Bartz has served as Chairman of the Board and Chief Executive Officer of Autodesk, Inc., a design software company. Prior to that, Ms. Bartz was with Sun Microsystems from September 1983 to April 1992, most recently as Vice President of Worldwide Field Operations. In addition, Ms. Bartz currently serves on the Board of Directors of Airtouch Communications, Cadence Design Systems, Inc., Cisco Systems, Inc. and BEA Systems, Inc. Ms. Bartz received a B.A. degree in computer science from the University of Wisconsin.

      LARRY R. CARTER has been a member of the Board of Directors since April 1997. Since January 1995, Mr. Carter has been Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer) and Secretary of Cisco Systems, Inc. From July 1992 to January 1995, he was Vice President and Corporate Controller for Advanced Micro Devices. Prior to that, he was with VLSI Technology, Inc. for four years where he held the position of Vice President, Finance and Chief Financial Officer. Mr. Carter presently serves on the Board of Directors of Ultratech Stepper, Inc. and QLogic Corporation. Mr. Carter received a B.S. degree in Business Administration and Accounting from Arizona State University.

      MICHAEL R. HALLMAN has been a member of the Board of Directors since August 1994. Mr. Hallman is the President of The Hallman Group, a management consulting firm, which he founded in June 1992. Prior to that, he served as President and Chief Operating Officer of Microsoft Corporation, a microcomputer software company, from March 1990 to March 1992. He presently serves on the Board of Directors of InFocus Systems Inc., a computer peripherals company, Intuit Inc., a microcomputer software company, and Keytronics Corporation, an input device company. Mr. Hallman holds B.B.A. and M.B.A. degrees from the University of Michigan.

      ROBERT T. WALL has been a member of the Board of Directors since January 1993. Since August 1984, Mr. Wall has been the Founder and President of On Point Developments, LLC, a venture management company. From June 1997 to November 1998, he was Chief Executive Officer and a member of the Board of Directors of Clarity Wireless, Inc., a broadband wireless datacommunications company which was acquired by Cisco Systems, Inc. in November 1998. Mr. Wall was Chairman of the Board, President and Chief Executive Officer of Theatrix Interactive, Inc., a consumer educational software publisher, from April 1994 to August 1997. He presently serves on the Board of Directors of Egghead.com, Inc., an on-line reseller of personal computer products. He received an A.B. degree in economics from De Pauw University and an M.B.A. degree from Harvard Business School.

      Board Meetings and Committees

      The Board of Directors held six (6) meetings during fiscal 1999. Each member of the Board of Directors during fiscal 1999 attended more than seventy-five percent (75%) of the aggregate of (i) the total number of meetings of the Board of Directors held during such period and (ii) the total number of meetings held during such period by all Committees of the Board on which he or she served. There are no family relationships among executive officers or directors of the Company. The Board of Directors has an Audit Committee and a Compensation Committee.

      The Audit Committee of the Board of Directors held five (5) meetings during fiscal 1999. The Audit Committee is comprised of Directors Carter and Hallman. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of the Company's auditors and the accounting practices of the Company.

      The Compensation Committee of the Board of Directors held two (2) meetings during fiscal 1999. The Compensation Committee, which is comprised of Directors Bartz and Wall, establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company.

      Director Compensation

      Directors of the Company do not receive compensation for services provided as a director. The Company also does not pay compensation for committee participation or special assignments of the Board of Directors. However, the directors are currently eligible to receive stock options under the Automatic Option Grant Program in effect under the 1995 Stock Incentive Plan (the "1995 Plan"), under which option grants are automatically made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date.

      Under the Automatic Option Grant Program currently in effect under the 1995 Plan, each individual who first becomes a non-employee Board member receives an option grant for 96,000 shares of Common Stock on the date he or she joins the Board, provided such individual has not otherwise been in the prior employ of the Company. In addition, at each Annual Shareholders Meeting, each individual who is to continue to serve as a non-employee Board member receives an option grant for 24,000 shares of Common Stock, provided such individual has served on the Board for at least six (6) months.

      Accordingly, at the 1998 Annual Shareholders Meeting held on October 8, 1998, each of the following individuals re-elected as a non-employee Board member at that meeting received an option grant for 24,000 shares of Common Stock under the Automatic Option Grant Program of the 1995 Plan with an exercise price of $17.375 per share, the fair market value per share of Common Stock on the grant date: Messrs. Valentine, Carter, Hallman, and Wall and Ms. Bartz. Mr. Ahuja received an option grant for 96,000 shares under the Automatic Option Grant Program of the 1995 Plan with an exercise price of $21.875 per share upon his appointment to the Board on August 11, 1998.

      Each automatic option has a term of 10 years, subject to earlier termination following the optionee's cessation of Board service, and is immediately exercisable for all the option shares. However, any shares purchased upon exercise of the option are subject to repurchase by the Company, at the option exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The initial option grant made to a non-employee Board member under the Automatic Option Grant Program vests in a series of four (4) successive equal annual installments over the optionee's period of Board service measured from the grant date. Each subsequent annual option grant vests upon the optionee's completion of one term of Board service measured from the grant date and continuing through the day immediately preceding the next Annual Meeting. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or disability of the optionee while serving as a Board member.

      If the shareholders approve the implementation of the 1999 Plan pursuant to Proposal No. 2, the Automatic Option Grant Program under the 1995 Plan will terminate. All automatic option grants made to non-employee directors thereafter will be made solely and exclusively under the Automatic Option Grant Program of the 1999 Plan. Option grants will be made under such program on the same terms and conditions described above for the Automatic Option Grant Program of the 1995 Plan provided, however, that the number of shares of Common Stock subject to the option grant made to each new non-employee Board member shall be reduced from 96,000 to 40,000 shares and the number of shares of Common Stock subject to each annual option grant made to continuing non-employee Board members shall be reduced from 24,000 to 10,000 shares.

      The Board of Directors recommends that the shareholders vote FOR election of all of the above nominees for election as directors.

                                 PROPOSAL NO. 2:

                     APPROVAL OF THE 1999 STOCK OPTION PLAN

      The shareholders are being asked to approve the 1999 Plan pursuant to which 3,300,000 shares of Common Stock will be reserved for issuance. In addition to the 3,300,000 shares of Common Stock to be reserved for issuance under the 1999 Plan, the Company has previously reserved 25,425,048 shares of Common Stock for issuance under the 1995 Plan and 1,600,000 shares of Common Stock for issuance under the Company's Special Non-Officer Stock Option Plan (the "Non-Officer Plan"). Following implementation of the 1999 Plan, the Company will continue to grant options and issue shares of Common Stock under the 1995 Plan and the Non-Officer Plan, to the extent shares of Common Stock remain available for issuance under each such plan.

      The implementation of the 1999 Plan will assure that the Company has a sufficient reserve of Common Stock available under its stock plans to allow it to continue to offer equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and success. The Company believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants will be made under the 1999 Plan to newly-hired and continuing employees on the basis of competitive market factors and individual performance levels.

      All share numbers which appear in this Proposal reflect the 2-for-1 split of the Common Stock effected on December 21, 1998 through a distribution of one share of Common Stock for each outstanding share of Common Stock.

      The 1995 Plan

      The 1995 Plan became effective on November 20, 1995 in connection with the initial public offering of the Company's Common Stock. The 1995 Plan is divided into four separate components: (i) the Discretionary Option Grant Program under which individuals in the Company's service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price per share not less than the fair market value on the grant date,
(ii) the Stock Issuance Program under which such individuals may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, through the purchase of such shares at a price per share not less than the fair market value at the time of issuance or as a fully paid bonus for services rendered the Company or the attainment of designated performance goals, (iii) the Salary Investment Option Grant Program under which the Company's executive officers and other highly-compensated employees may elect to have a portion of their base salary applied each year to pre-payment of two-thirds of the exercise price of special option grants, the remaining one-third to be paid at the time of the option exercise, and (iv) the Automatic Option Grant Program under which option grants are automatically made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date.

      The shareholders have previously approved a reserve of 25,425,048 shares of Common Stock under the 1995 Plan. As of May 28, 1999, options covering 17,069,812 shares of Common Stock were outstanding under the 1995 Plan, 4,300,024 shares remained available for future option grants and direct stock issuances, and 4,055,212 shares had been issued.

      Share issuances under the 1999 Plan will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1995 Plan or the Non-Officer Plan, and share issuances under those two plans will not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1999 Plan.

      The Non-Officer Plan

      The Non-Officer Plan was adopted by the Board on April 30, 1997. Options may be granted under the Non-Officer Plan to employees of the Company (or any parent or subsidiary corporation) who are not officers or Board members.

      1,600,000 shares of Common Stock were authorized by the Board for issuance under the Non-Officer Plan. As of May 28, 1999, options covering 1,378,219 shares of Common Stock were outstanding under the Non-Officer Plan, 53,661 shares remained available for future option grants, and 168,120 shares had been issued.

      The 1999 Plan

      The following is a summary of the principal features of the 1999 Plan. This summary does not, however, purport to be a complete description of all the provisions of the 1999 Plan. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal offices in Sunnyvale, California.

      General Provisions

      Structure

      The 1999 Plan is divided into two separate components: (i) the Discretionary Option Grant Program under which individuals in the Company's service may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock at an exercise price per share not less than the fair market value on the grant date, and (ii) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value of the option shares on the grant date.

      Options granted under the Discretionary Option Grant Program may be either incentive stock options designed to meet the requirements of Section 422 of the Internal Revenue Code or non-statutory options not intended to satisfy such requirements. All grants under the Automatic Option Grant Program will be non-statutory options.

      Administration

      The Discretionary Option Grant Program of the 1999 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee acting in such administrative capacity (the "Plan Administrator") will have complete discretion (subject to the provisions of the 1999 Plan) to authorize option grants under the Discretionary Option Grant Program. However, the Board may appoint a secondary committee of two or more Board members, including employee directors, to authorize option grants to eligible persons other than executive officers and Board members subject to the short-swing liability provisions of the federal securities laws. All grants under the Automatic Option Grant Program are to be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made under such program.

      Share Limits

      A total of 3,300,000 shares of Common Stock will be authorized for issuance under the 1999 Plan, assuming shareholder approval of this Proposal. In no event may any person be granted stock options under the 1999 Plan for more than 750,000 shares in the aggregate per calendar year.

      In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the 1999 Plan, (ii) the maximum number and class of securities for which any one participant may be granted stock options per calendar year, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member, and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option in order to prevent dilution or enlargement of benefits thereunder.

      Should an outstanding option expire or terminate for any reason prior to exercise in full or be canceled in accordance with the provisions of the 1999 Plan, the shares subject to the portion of the option not so exercised or canceled will be available for subsequent issuance under the 1999 Plan. Unvested shares issued under the 1999 Plan and subsequently repurchased by the Company at the original option exercise price paid per share will also be added back to the share reserve and, accordingly, will be available for subsequent issuance under the 1999 Plan. However, should the exercise price of an option under the 1999 Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the 1999 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option, then the number of shares of Common Stock available for issuance under the 1999 Plan will be reduced by the gross number of shares for which the option is exercised and not by the net number of shares issued to the holder of the option.

      Eligibility

      Employees (including officers) of the Company or any parent or subsidiary corporation, and consultants and other independent advisors in the service of the Company or its parent or subsidiary corporations will be eligible to participate in the Discretionary Option Grant Program of the 1999 Plan. Only non-employee Board members will be eligible to participate in the Automatic Option Grant Program.

      As of May 28, 1999, five (5) executive officers and approximately eight hundred and twenty-six (826) other employees were eligible to participate in the Discretionary Option Grant Program of the 1999 Plan and six (6) non-employee Board members were eligible to participate in the Automatic Option Grant Program.

      Valuation

      The fair market value per share of Common Stock on any relevant date under the 1999 Plan will be the closing selling price per share on that date on the Nasdaq National Market. On May 28, 1999 (the last trading day in May), the closing selling price per share was $47.125.

      Option Transferability

      Options are generally not assignable or transferable other than by will or the laws of inheritance and may only be exercised by the optionee during his or her lifetime. However, the Plan Administrator may allow non-statutory options to be transferred or assigned during the optionee's lifetime to one or more members of the optionee's family or to a trust established exclusively for family members, to the extent such transfer or assignment is in furtherance of the optionee's estate plan, or to the optionee's former spouse pursuant to a domestic relations order

      Discretionary Option Grant Program

      Terms and Conditions of Option Grants

      Options granted under the Discretionary Option Grant Program will have an exercise price per share not less than the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten (10) years. The options will generally become exercisable in a series of installments over the optionee's period of service with the Company.

      The exercise price may be paid in cash or in shares of the Common Stock. Vested options may also be exercised through a same-day sale program pursuant to which a designated brokerage firm will effect an immediate sale of the shares purchased under the option and pay over to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price for the purchased shares plus all applicable withholding taxes.

      Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

      The shares of Common Stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by the Company, at the original exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares. The Plan Administrator will have complete discretion to establish the vesting schedule to be in effect for any such unvested shares.

      Repricing

      The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program and to issue replacement options for the same or a different number of shares with an exercise price equal to the market price of the Common Stock at the time of the new grant. However, any such option cancellation/regrant program will be subject to the following two limitations: (i) only options held by employees who are neither executive officers of the Company nor members of the Board may be so cancelled and regranted; and (ii) the total number of shares subject to options which are so cancelled and regranted from time to time will not in the aggregate exceed ten percent (10%) of the total number of shares of Common Stock authorized for issuance under the 1999 Plan.

      Acquisition of the Company/Change in Control

      In the event that the Company is acquired by merger or asset sale, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation will automatically accelerate in full, and all unvested shares will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition may, in the Plan Administrator's discretion, be subject to immediate acceleration, and any unvested shares which do not vest at the time of such acquisition may be subject to full and immediate vesting, in the event the individual's service with the successor entity is subsequently terminated within a specified period (not to exceed twelve (12) months) following the acquisition. In connection with a change in control of the Company (whether by successful tender offer for more than fifty percent (50%) of the outstanding voting stock or a change in the majority of the Board by one or more contested elections for Board membership), the Plan Administrator will have the discretionary authority to provide for the automatic acceleration of outstanding options and the automatic vesting of all unvested shares outstanding under the Discretionary Option Grant Program, with such acceleration or vesting to occur upon the termination of the individual's service within a designated period (not to exceed twelve (12) months) after the change in control.

      The acceleration of vesting upon a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

      Special Tax Election

      The Plan Administrator may provide one or more holders of options or unvested shares under the Discretionary Option Grant Program with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability incurred in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such withholding tax liability.

      Automatic Option Grant Program

      Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member on or after the date of the 1999 Annual Meeting, whether through election by the shareholders or appointment by the Board, will receive, at the time of such initial election or appointment, a non-statutory option to purchase 40,000 shares of Common Stock, provided such individual has not previously been in the employ of the Company (or any parent or subsidiary). In addition, on the date of each Annual Shareholders Meeting, beginning with the 1999 Annual Meeting, each individual who is to continue to serve as a non-employee Board member will automatically be granted a non-statutory option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There will be no limit on the number of such 10,000-share option grants any one non-employee Board member may receive over his or her period of Board service, and non-employee Board members who have previously been in the Company's employ will be eligible to receive those annual grants.

      Each option will have an exercise price per share equal to one hundred percent (100%) of the fair market value per share of Common Stock on the option grant date and a maximum term of ten (10) years measured from such grant date, subject to earlier termination at the end of the twelve (12)-month period measured from the date of the optionee's cessation of Board service. Each such option will be immediately exercisable for all the option shares. However, any shares purchased under the option will be subject to repurchase by the Company, at the option exercise price paid per share, upon the optionee's cessation of Board service prior to vesting in those shares. The shares subject to each initial 40,000-share automatic option grant will vest in a series of four (4) successive equal annual installments upon the optionee's completion of each year of Board service over the four (4) year period measured from the grant date. The shares subject to each annual 10,000-share grant will vest upon the optionee's continuation in Board service through the day immediately preceding the next Annual Shareholders Meeting following the option grant date.

      The shares subject to each automatic option grant will immediately vest in full upon (i) the optionee's death or permanent disability while a Board member,
(ii) an acquisition of the Company by merger or asset sale, (iii) the successful completion of a tender offer for more than fifty percent (50%) of the Company's outstanding voting stock or (iv) a change in the majority of the Board effected through one or more proxy contested elections for Board membership.

      The Automatic Option Grant Program under the 1999 Plan will be substantially the same as the Automatic Option Grant Program currently in effect for our non-employee Board members under the 1995 Plan and is intended to supersede and replace that program. Accordingly, upon shareholder approval of this Proposal, the Automatic Option Grant Program under the 1995 Plan will immediately terminate and no further option grants will be made to the non-employee Board members under that program. All options granted to the non-employee Board members at or after the 1999 Annual Meeting will be made solely and exclusively in accordance with the terms and provisions of the Automatic Option Grant Program of the 1999 Plan.

      Shareholder approval of this Proposal will also constitute pre-approval of each option that is granted on or after the date of the 1999 Annual Meeting pursuant to the provisions of the Automatic Option Grant Program and the subsequent exercise of each such option in accordance with those provisions.

      Stock Awards

      No options have been granted to the Company's executive officers under the 1999 Plan. The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted under the 1995 Plan and the Non-Officer Plan between November 20, 1995, the effective date of the Company's initial public offering, and May 28, 1999, together with the weighted average exercise price payable per share. The Company has not made any direct stock issuances to date under the 1995 Plan or the Non-Officer Plan.

                                                      Options Granted    Weighted Average
Name                                                (Number of Shares)    Exercise Price
----                                                ------------------------------------
Daniel J. Warmenhoven..............................     1,101,111            $ 21.59
Jeffry R. Allen....................................     1,033,300            $ 15.14
M. Helen Bradley...................................       406,666            $ 19.49
Thomas F. Mendoza..................................       539,166            $ 23.93
Charles E. Simmons.................................       490,000            $  8.15
All executive officers as a group (Five
  persons).........................................     3,570,243            $ 17.99
Donald T. Valentine................................        72,000            $ 12.77
Sanjiv Ahuja.......................................        96,000            $ 21.87
Carol A. Bartz.....................................        72,000            $ 12.77
Larry R. Carter....................................       120,000            $  9.30
Michael R. Hallman.................................        72,000            $ 12.77
Robert T. Wall.....................................        72,000            $ 12.77
All directors who are not officers (Six
  persons).........................................       504,000            $ 13.68
All employees, including current officers who
  are not executive officers, as a group ..........    16,541,723            $ 16.51

      Amendment and Termination

      The Board may amend or modify the 1999 Plan in any or all respects whatsoever, subject to any shareholder approval required under applicable law or regulation, provided, however, that the Board may not, without shareholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the 1999 Plan, except in connection with certain changes in the Company's capital structure, or (ii) materially increase the benefits offered to participants under the 1999 Plan. The Board may terminate the 1999 Plan at any time, and the 1999 Plan will in all events terminate on August 16, 2009.

      Federal Income Tax Consequences

      Option Grants

      Options granted under the 1999 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

      Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two (2) holding periods is not satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

      Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

      Deductibility of Executive Compensation

      The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Internal Revenue Code Section 162(m).

      Accounting Treatment

      Option grants with exercise prices equal to the fair market value of the shares at the time of grant will not result in any charge to the Company's earnings, but the Company must disclose in the notes to the Company's financial statements the fair value of options granted under the 1999 Plan and the pro forma impact on the Company's annual net income and earnings per share as though the computed fair value of such options had been treated as compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

      On March 31, 1999, the Financial Accounting Standards Board issued an Exposure Draft of a proposed interpretation of APB Opinion 25, "Accounting for Stock Issued to Employees." Under the proposed interpretation, as modified on August 11, 1999, option grants made to non-employee consultants using the new definition of an employee under the proposed interpretation (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date of that option and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the vesting date of each installment of the option shares. In addition, if the proposed amendment is adopted, any options which are repriced after December 15, 1998 will trigger a direct charge to the Company's reported earnings measured by the appreciation in value of the underlying shares between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

      New Plan Benefits

      No options will be granted under the 1999 Plan unless and until shareholder approval of the 1999 Plan is obtained pursuant to this Proposal No.2.

      Shareholder Approval

      The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum, is required for approval of the 1999 Plan. Should such shareholder approval not be obtained, then the 1999 Plan will not be implemented. The 1995 and Non-Executive Plans will remain in effect provided, however that the number of shares of Common Stock subject to the option grant made to each new non-employee Board member under the Automatic Option Grant Program of the 1995 Plan shall be reduced from 96,000 to 40,000 shares and the number of shares of Common Stock subject to each annual option grant made to continuing non-employee Board members under such program shall be reduced from 24,000 to 10,000 shares. Option grants and direct stock issuances may continue to be made pursuant to the provisions of the 1995 and Non-Executive Plans until the available reserve of Common Stock under each such plan has been issued.

      The Board of Directors recommends that the shareholders vote FOR approval of the 1999 Plan.

                                 PROPOSAL NO. 3:

                  AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN

      The shareholders are being asked to approve an amendment to the Purchase Plan which will increase the maximum number of shares of Common Stock authorized for issuance over the term of the Purchase Plan by an additional 250,000 shares, from 1,800,000 shares to 2,050,000 shares of Common Stock.

      The purpose of the share increase is to ensure that the Company will continue to have a sufficient reserve of Common Stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan under Section 423 of the Internal Revenue Code.

      The Purchase Plan was adopted by the Board of Directors in September 1995 and was approved by the Company's shareholders in October 1995. The Purchase Plan became effective on November 20, 1995 in connection with the initial public offering of the Company's Common Stock. In August 1998, the Board of Directors adopted an amendment to the Purchase Plan to increase the share reserve by 400,000 shares. The increase was approved by the shareholders at the 1998 Annual Meeting. On August 17, 1999, the Board of Directors adopted an amendment to the Purchase Plan to increase the share reserve by an additional 250,000 shares, and that share increase is the subject of this Proposal.

      The following is a summary of the principal features of the Purchase Plan, as most recently amended. This summary does not, however, purport to be a complete description of all the provisions of the Purchase Plan. Any shareholder who wishes to obtain a copy of the actual plan document may do so by written request to the Corporate Secretary at the Company's principal offices in Sunnyvale, California.

      All share numbers which appear in this Proposal reflect the 2-for-1 split of the Common Stock effected on December 21, 1998 through a distribution of one share of Common Stock for each outstanding share of Common Stock.

      Administration

      The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

      Share Reserve

      2,050,000 shares of Common Stock have been reserved for issuance over the term of the Purchase Plan, including the 250,000-share increase for which shareholder approval is sought under this Proposal. The shares may be made available from authorized but unissued shares of the Company's Common Stock or from shares of Common Stock repurchased by the Company, including shares repurchased on the open market.

      In the event that any change is made to the Company's outstanding Common Stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change in corporate structure effected without the Company's receipt of consideration), appropriate adjustments will be made to (i) the class and maximum number of securities issuable over the term of the Purchase Plan, (ii) the class and maximum number of securities purchasable per participant on any one semi-annual purchase date,
(iii) the class and maximum number of securities purchasable in total by all participants on any one purchase date and (iv) the class and number of securities and the price per share in effect under each outstanding purchase right.

      Offering Periods and Purchase Rights

      Shares of Common Stock are offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of twenty-four (24) months. The first offering period began on November 20, 1995 in connection with the initial public offering of the Common Stock and ended on the last business day in November 1997. The next offering period started on the first business day in December 1997 and will end on the last business day in November 1999. A new offering period will begin the first business day in December 1999, and subsequent offering periods will begin as designated by the Plan Administrator.

      At the time a participant joins the offering period, he or she is granted a purchase right to acquire shares of Common Stock at semi-annual intervals over the remainder of that offering period. The purchase dates occur on the last business day in May and November each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date are automatically applied to the purchase of shares of Common Stock.

      Eligibility and Participation

      Any individual who is employed on a basis under which he or she is expected to work for more than 20 hours per week for more than five (5) months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

      An individual who is an eligible employee may enter an offering period on the start date of any purchase interval within that offering period (the first business day in June or December each year), provided he or she remains an eligible employee on that date.

      As of May 28, 1999, 1,186,916 shares of Common Stock had been issued under the Purchase Plan and 863,084 shares were available for future issuance, assuming approval of this Proposal. As of May 28, 1999, approximately 831 employees, including five (5) executive officers, were eligible to participate in the Purchase Plan.

      Purchase Price

      The purchase price of the Common Stock acquired on each semi-annual purchase date will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period or (ii) the fair market value on the semi-annual purchase date. However, the clause (i) amount for any participant whose entry date is other than the start date of the offering period will not be less than the fair market value per share of Common Stock on that start date.

      The fair market value of the Common Stock on any relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the Nasdaq National Market. On May 28, 1999 (the last trading day in May), the fair market value per share of Common Stock determined on such basis was $47.125 per share.

      Payroll Deductions and Stock Purchases

      Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 10%) of his or her eligible earnings each offering period to be applied to the acquisition of Common Stock on each semi-annual purchase date. For the current offering period, eligible earnings include only a participant's base salary. For the new offering period scheduled to begin on December 1, 1999, eligible earnings will include a participant's base salary plus all commissions, overtime, bonus and other incentive payments. The payroll deductions of each participant will automatically be applied on each semi-annual purchase date (the last business day in May and November of each year) to the purchase of whole shares of Common Stock at the purchase price in effect for the participant for that purchase date.

      Special Limitations

      The Purchase Plan imposes certain limitations upon a participant's right to acquire Common Stock, including the following:

            o Purchase rights may not be granted to any individual who owns stock (including stock purchasable under any outstanding purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

            o Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Common Stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

            o No participant may purchase more than 1,500 shares of Common Stock on any semi-annual purchase date.

            o The maximum number of shares that may be purchased in total by all participants on any one purchase date may not exceed 400,000 shares.

      The Plan Administrator may increase or decrease such per-participant and total-participant purchase limitations as of the start of any new offering period under the Purchase Plan.

      Termination of Purchase Rights

      The participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant's election, either be refunded or applied to the purchase of Common Stock on the next semi-annual purchase date.

      The participant's purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions which the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Common Stock.

      Shareholder Rights

      No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant's behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

      Assignability

      Purchase rights will not be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

      Change in Control

      In the event the Company is acquired by merger, sale of substantially all of the assets or sale of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to 85% of the lower of (i) the fair market value per share of Common Stock on the participant's entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Common Stock immediately prior to the effective date of such acquisition, but in no event will the clause (i) fair market value be less than the fair market value per share of Common Stock on the start date of the offering period in which such acquisition occurs. The limitation on the maximum number of shares purchasable in total by all participants on any one purchase date will not be applicable to any purchase date attributable to such an acquisition.

      Share Pro-Ration

      Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares at the time available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Common Stock allocated to such individual, will be refunded.

      Amendment and Termination

      The Purchase Plan will terminate upon the earliest of (i) the last business day in November 2005, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with an acquisition of the Company.

      The Board may at any time alter, suspend or discontinue the Purchase Plan. However, the Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan, except in connection with certain changes in the Company's capital structure, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

      Federal Tax Consequences

      The Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

      If the participant sells or otherwise disposes of the purchased shares within two (2) years after his or her entry date into the offering period in which such shares were acquired or within one (1) year after the semi-annual purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.

      If the participant sells or disposes of the purchased shares more than two
(2) years after his or her entry date into the offering period in which the shares were acquired and more than one (1) year after the semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant's entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such sale or disposition.

      If the participant still owns the purchased shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired.

      Accounting Treatment

      The issuance of Common Stock under the Purchase Plan will not result in a direct compensation expense chargeable against the Company's reported earnings. However, the Company must disclose, in pro-forma statements to the Company's financial statements, the impact the purchase rights granted under the Purchase Plan would have upon the Company's reported earnings were the fair value of those purchase rights treated as compensation expense.

      Stock Issuances

      The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and the various indicated individuals and groups, the number of shares of Common Stock purchased under the Purchase Plan between the November 20, 1995 effective date of the Purchase Plan and the most recent May 28, 1999 purchase date, together with the weighted average purchase price paid per share.

                           PURCHASE PLAN TRANSACTIONS

                                                                       Weighted
                                                           Number of    Average
                                                           Purchased   Purchase
      Name                                                   Shares      Price
      ----                                                 ---------   --------
Daniel J. Warmenhoven....................................     16,361   $  5.007
Jeffry R. Allen..........................................      4,132   $ 10.155
M. Helen Bradley.........................................     13,677   $  4.350
Thomas F. Mendoza........................................     16,754   $  5.145
Charles E. Simmons.......................................      4,502   $  9.507
All current executive officers as a group (5 persons)....     55,426   $  5.636

All employees, including current officers who are not....
  executive officers, as a group (613 persons)...........  1,131,490   $  7.127

      New Plan Benefits

      No purchase rights have been granted, and no shares of Common Stock have been issued, under the Purchase Plan on the basis of the 250,000-share increase for which shareholder approval is sought under this Proposal.

      Shareholder Approval

      The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum, is required for approval of the 250,000-share increase to the Purchase Plan. Should such shareholder approval not be obtained, then the 250,000-share increase will not be implemented, no purchase rights will be granted on the basis of such share increase, and the Purchase Plan will terminate once the existing share reserve as previously approved by the shareholders has been issued.

      The Board of Directors recommends that the shareholders vote FOR the amendment to the Purchase Plan.

                                 PROPOSAL NO. 4:

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Company is asking the shareholders to ratify the selection of Deloitte and Touche LLP as the Company's independent public accountants for the fiscal year ending April 28, 2000. The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and voting at the Annual Meeting, together with the affirmative vote of the majority of the required quorum, will be required to ratify the selection of Deloitte and Touche LLP.

      In the event the shareholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change would be in the best interest of the Company and its shareholders.

      A representative of Deloitte and Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

      The Board of Directors recommends that shareholders vote FOR the proposal to ratify the selection of Deloitte and Touche LLP as the Company's independent public accountants for the fiscal year ending April 28, 2000.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of May 28, 1999 by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each of the Company's directors and executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iii) all current executive officers and directors as a group.
                                                                Shares
                                                         Beneficially Owned(1)
5% Shareholders, Named Officers, Directors and           ---------------------
Executive Officers and Directors as a Group               Number       Percent
----------------------------------------------           ---------     -------
Fidelity Management & Research.........................  5,006,900       6.8%
  One Federal Street
  Boston, Massachusetts 02109
Daniel J. Warmenhoven(2)...............................  1,964,128       2.7%
Jeffry R. Allen(3).....................................    496,981        *
M. Helen Bradley(4)....................................    512,670        *
Thomas F. Mendoza(5)...................................    876,857       1.2%
Charles E. Simmons(6)..................................    225,331        *

Donald T. Valentine(7).................................    568,395        *
Sanjiv Ahuja(8)........................................     97,000        *
Carol A. Bartz(9)......................................    192,000        *
Larry R. Carter(10)....................................    120,000        *
Michael R. Hallman(11).................................    415,912        *
Robert T. Wall(12).....................................    549,028        *
All directors and executive officers as a group (11
  persons).............................................  6,018,302       8.3%

----------

*     Less than 1%

(1) Percentage of ownership is based on 72,892,671 shares of Common Stock outstanding on May 28, 1999. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable within 60 days after May 28, 1999 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(2) Includes 1,613,820 shares held by Daniel J. Warmenhoven & Charmaine A. Warmenhoven, trustees to The Warmenhoven 1987 Revocable Trust UTA dated 12/16/87, as amended, of which Mr. Warmenhoven is a trustee and shares voting and investment powers. Excludes 11,520 shares held by Charmaine A. Warmenhoven, Mr. Warmenhoven's spouse, as separate property. Also excludes 600,000 shares held by Richard A. Andre, trustee to The Warmenhoven 1995 Children's Trust, under trust agreement dated 5/1/95, and 28,200 shares held by Richard A. Andre, trustee to the Daniel J. Warmenhoven 1991 Children's Trust, as Mr. Warmenhoven disclaims beneficial ownership over the shares held by such trusts. Includes 203,338 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1993 Plan and 130,609 shares of Common Stock issuable upon exercise of stock options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 28, 1999.

(3) Includes 492,849 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 28, 1999.

(4) Does not include 5,651 shares held by Ms. Bradley's spouse. Includes 260,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1993 Plan and 94,993 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 28, 1999.

(5) Does not include 23,812 shares held by Mr. Mendoza's spouse. Includes 141,245 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 28, 1999.

(6) Includes 195,829 shares of Common Stock issuable upon exercise of options granted under the 1995 Plan which are currently exercisable or which will become exercisable within 60 days after May 28, 1999.

(7) Includes 379,915 shares held by Sequoia Capital Growth Fund, 19,926 shares held Sequoia Technology Partners III, 8,808 shares held by Sequoia XXIV and 87,746 shares held in trust by Donald T. Valentine, trustee to the Donald T. Valentine Family Trust dated 4/29/67. With exception to the shares held by the Donald T. Valentine Family Trust, Mr. Valentine, who is the Chairman of the Company's Board of Directors, disclaims beneficial ownership of the shares. Mr. Valentine is an affiliate of the Sequoia entities and may be deemed to share voting and investment power with respect to such shares. Holdings for Mr. Valentine include 72,000 shares of Common Stock issuable upon exercise of currently exercisable stock options granted under the 1995 Plan.

(8) Includes 96,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan.

(9) Includes 120,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1993 Plan and 72,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan. Does not include 80,698 shares held by Ms. Bartz' spouse.

(10) Includes 120,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan.

(11) Includes 180,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1993 Plan and 72,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan.

(12) Includes 160,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1993 Plan and 72,000 shares of Common Stock issuable upon exercise of currently exercisable options granted under the 1995 Plan. In addition, includes 2,000 shares held as custodian for Jennifer C. Wall, 2,000 shares held as custodian for Kristen E. Wall and 4,000 shares held by the Robert T. Wall trust under the will of Katherine F. Wall for the benefit of Jennifer C. Wall and Kristen E. Wall.

      Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended April 30, 1999, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except that a Form 4 filing by Mr. Valentine reporting sale transactions made by the Sequoia entities was filed late.

                 EXECUTIVE COMPENSATION AND RELATED INFORMATION

      Summary of Cash and Certain Other Compensation

      The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer and the four other most highly compensated executive officers for services rendered in all capacities to the Company and its subsidiaries for the 1999, 1998 and 1997 fiscal years. The listed individuals will be hereinafter referred to as the "Named Officers."

      No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus earned for the 1999 fiscal year has resigned or terminated employment during that fiscal year.

                           Summary Compensation Table

                                                                          Long-Term
                                                                        Compensation
                                                                         Awards (1)
                                                                        ------------
                                          Annual Compensation            Securities
                                   ---------------------------------     Underlying       All Other
Name and Principal Position         Years     Salary ($)   Bonus ($)     Options(#)   Compensation($)(2)
---------------------------        ------     ----------   ---------    ------------  ------------------
Daniel J. Warmenhoven.........      1999       $323,077    $250,000       501,667(3)       $ 1,392
  President and Chief               1998        292,789     102,000       324,444(4)         1,392
  Executive Officer                 1997        223,077     150,075            --            1,385

Jeffry R. Allen...............      1999        222,692     110,000        80,900(3)         1,376
  Senior Vice President,            1998        193,077      53,000         2,400(4)         1,156
  Finance and Operations,           1997         40,385      34,000       800,000              241
  Chief Financial Officer
  and Secretary

M. Helen Bradley..............      1999        188,462     100,000        80,000              831
  Senior Vice President,            1998        169,231      46,200       146,666(4)           588
  Engineering                       1997        159,231      75,000        80,000              551


Thomas F. Mendoza.............      1999        205,385     125,000       102,500(3)         1,255
  Senior Vice President,            1998        150,000     278,228       146,666(4)        94,830(5)
  Worldwide Sales and               1997        124,616     335,985        90,000              700
  Marketing

Charles E. Simmons............      1999        179,077      80,000        90,000            1,255
  Vice President, Corporate         1998        167,385      45,700            --            1,217
  Development                       1997        152,000      72,000       400,000              893

----------

(1)   The options listed in the table were granted under the 1995 Plan.

(2)   Except as noted in item (5), represents the cost of term life insurance.

(3) Includes options for the following numbers of shares granted on January 4, 1999 pursuant to the Salary Investment Option Grant Program of the 1995 Plan; 1,667 to Mr. Warmenhoven; 900 to Mr. Allen and 2,500 to Mr. Mendoza.

(4) Includes options for the following numbers of shares granted on January 2, 1998 pursuant to the Salary Investment Option Grant Program of the 1995
      Plan: 2,222 to Mr. Warmenhoven; 1,200 to Mr. Allen; 3,333 to Ms. Bradley and 3,333 to Mr. Mendoza.

(5)   Includes $94,000 relocation allowance.

      Stock Options

      The following table contains information concerning the stock option grants made to each of the Named Officers for the 1999 fiscal year. No stock appreciation rights were granted to those individuals during such year.

                                                   Individual Grant                                  Potential Realizable
                                       --------------------------------------                       Value of Assumed Annual
                           Number of    Percent of                                                      Rates of Stock
                          Securities   Total Options                  Market                        Price Appreciation for
                          Underlying    Granted to      Exercise     Price on                          Option Term($)(2)
                            Options    Employees in       Price       Date of    Expiration  -------------------------------------
Name                        Granted     Fiscal Year   ($/Share)(1)     Grant        Date         0%           5%           10%
----                      ----------   -------------  ------------   --------    ----------  --------     ----------  ------------
Daniel J. Warmenhoven ..   500,000(3)       8.05%        $ 18.03      $ 18.03      4/29/08   $     --     $5,670,114  $14,369,092
                             1,667(4)       0.03%          15.00        45.00       1/3/09     50,010         97,187      169,565
Jeffry R. Allen.........    80,000(3)       1.29%          18.03        18.03      4/29/08         --        907,218    2,299,069
                               900(4)       0.01%          15.00        45.00       1/3/09     27,000         52,470       91,547
M. Helen Bradley........    80,000(3)       1.29%          18.03        18.03      4/29/08         --        907,218    2,299,069
Thomas F. Mendoza.......   100,000(3)       1.61%          18.03        18.03      4/29/08         --      1,134,023    2,873,836
                             2,500(4)       0.04%          15.00        45.00       1/3/09     75,000        145,751      254,296
Charles E. Simmons......    80,000(3)       1.29%          18.03        18.03      4/29/08         --        907,218    2,299,069
                            10,000(3)       0.16%          28.44        28.44      11/1/08         --        178,845      453,228

----------

(1) The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(2) There is no assurance provided to the option holder or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the 0%, 5% and 10% assumed annual rates of compounded stock price appreciation.

(3) The options were granted under the Discretionary Option Grant Program of the 1995 Plan on the following dates: Mr. Warmenhoven (500,000 shares), Ms. Bradley and Messrs. Allen and Simmons (80,000 shares) and Mr. Mendoza (100,000 shares) on April 30, 1998; and Mr. Simmons (10,000 shares) on November 2, 1998. Each option has a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. The options granted to Ms. Bradley and Messrs. Allen, Mendoza and Simmons will vest as to twenty-five percent (25%) of the shares upon the optionee's completion of one year of service measured from the applicable grant date and with respect to the balance of the shares in a series of equal monthly installments over the thirty-six
      (36) months of service thereafter. The option granted to Mr. Warmenhoven will vest in equal monthly installments over thirty-six (36) months of service, with such vesting to commence upon his completion of two years of service measured from the option grant date.

(4) Pursuant to the Salary Investment Option Grant Program of the 1995 Plan, Messrs. Warmenhoven, Allen and Mendoza elected to reduce their base salaries for the 1999 calendar year by $50,000, $27,000 and $75,000, respectively, and to apply such salary reduction amount to pre-payment of two-thirds (2/3) of the exercise price of special options granted under the Salary Investment Option Grant Program. The options were granted on January 4, 1999 at an exercise price of $15.00 per share, which amount is equal to one-third (1/3) of the fair market value of the underlying shares of Common Stock on the date of grant. The portion of base salary which each individual elected to apply to the Salary Investment Option Grant Program is equal to the remaining two-thirds (2/3) of the fair market value of such shares on the date of grant ($30.00 per share). The options vest in twelve (12) equal installments upon the optionee's completion of each month of service during the 1999 calendar year. Each option has a maximum term of 10 years measured from the grant date.

      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning option exercises and option holdings for the 1999 fiscal year by each of the Named Officers. No stock appreciation rights were exercised during such year or were outstanding at the end of the year.

                                                    Number of Securities          Value of Unexercised
                        Number of                  Underlying Unexercised         in-the-Money Options
                         Shares                       Options at FY-End               at FY-End(2)
                       Acquired on     Value     ---------------------------  --------------------------
Name                    Exercise    Realized(1)  Exercisable   Unexercisable  Exercisable  Unexercisable
----                   -----------  -----------  -----------   -------------  -----------  -------------
Daniel J. Warmenhoven    204,662    $7,099,796    320,335(3)      701,114     $14,856,587   $24,786,454
Jeffry R. Allen......     50,000     1,473,228    439,366         393,934      17,860,461    15,635,562
M. Helen Bradley.....    190,000     6,698,500    337,910(3)      178,756      15,717,397     6,854,713
Thomas F. Mendoza....     16,458       690,742    122,287         200,421       4,849,764     7,610,330
Charles E. Simmons...     75,000     1,984,915    167,496         187,504       7,217,610     7,381,575

----------

(1) Based on the fair market value of the purchased option shares at the time of exercise less the option exercise price paid for those shares.

(2) Based on the fair market value of the shares at the end of the 1999 fiscal year ($50.31 per share) less the option exercise price payable for those shares.

(3) A portion of these options were fully exercisable as of the fiscal year-end, but any shares purchased thereunder are subject to repurchase by the Company, at the original option exercise price paid per share, should the optionee leave the Company prior to vesting in the shares. As of April 30, 1999, Mr. Warmenhoven had vested in 147,122 shares and Ms. Bradley had vested in 296,243 shares.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee") is currently comprised of two non-employee directors, Carol A. Bartz and Robert T. Wall, and was formed in November of 1995, in anticipation of the initial public offering of the Company's Common Stock.

      For the 1999 fiscal year, all compensation decisions with respect to base salaries and bonuses for the Company's executive officers were made by the Compensation Committee. The Committee made its decisions primarily on the basis of the Committee's understanding of the compensation practices of similarly-sized companies in the industry and fixed the compensation package of each executive officer at a level which was competitive with those practices.

      The Committee administers the Company's compensation policies and programs and has primary responsibility for executive compensation matters, including the establishment of the base salaries of the Company's executive officers, the approval of individual bonuses and bonus programs for executive officers and the administration of certain employee benefit programs. In addition, the Committee has exclusive responsibility for administering the Company's 1995 Plan and will have responsibility for the 1999 Plan, if and when adopted and approved the shareholders, under which stock option grants and direct stock issuances may be made to executive officers and other employees. The following is a summary of policies which the Committee applies in setting the compensation levels for the Company's executive officers.

      General Compensation Policy. The overall policy of the Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer's compensation contingent upon the Company's financial success as well as upon such executive officer's own level of performance. Each executive officer's compensation package is comprised of three elements: (i) base salary, which is determined on the basis of the individual's position and responsibilities with the Company, the level of his or her performance and competitive salary levels, (ii) incentive performance awards payable in cash and based upon a formula which takes into account Company and individual performance and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the

Company's shareholders. Generally, as an executive officer's level of responsibility increases, a greater portion of that individual's total compensation becomes dependent upon the Company's performance and stock price appreciation rather than base salary.

      Factors. The primary factors taken into consideration in establishing the components of each executive officer's compensation package for the 1999 fiscal year are summarized below. However, the Committee may, in its discretion, apply entirely different factors, such as different measures of financial performance, for future fiscal years.

      Base Salary. In setting the base salary for each executive officer, the Committee reviews published compensation survey data for its industry. The base salary for each officer is designed to be competitive with the salary levels for comparable positions in the published surveys as well as to reflect the individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Committee. For the 1999 fiscal year, the base salary of the Company's executive officers ranged from the fiftieth percentile to the seventy-fifth percentile of the base salary levels in effect for comparable positions in the surveyed compensation data.

      Incentive Compensation. For the 1999 fiscal year, an incentive compensation program was established pursuant to which each executive officer earned a bonus on the basis of the Company's achievement of certain operating income objectives and his or her individual performance. The bonus amount was tied to a percentage of each executive officer's base salary on the basis of the Company's actual financial performance in comparison to the Company's business plan as measured in terms of operating income, with additional consideration given to the attainment of individual goals. No bonus would have been paid if the Company's actual operating income had been less than 50% of the plan. The Company's financial performance exceeded the plan and, accordingly, the executive officers were awarded the bonuses indicated for them in the Summary Compensation Table which appears earlier in this Proxy Statement.

      Long-Term Stock-Based Incentive Compensation. From time to time, the Committee makes option grants to the Company's executive officers under the 1995 Plan. The grants are designed to align the interests of each executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten (10) years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term and the officer continues in the Company's employ. The size of the option grant to each executive officer is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer's current position with the Company, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and the executive officer's potential for future responsibility and promotion over the option term. The Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not intend to adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

      CEO Compensation. The compensation payable to Mr. Warmenhoven, the Company's Chief Executive Officer during fiscal year 1999, was determined by the Compensation Committee. His base salary was set at a level which the Committee felt would be competitive with the base salary levels in effect for chief executive officers at similarly-sized companies within the industry and was at approximately the fiftieth percentile of the published surveys. Based upon the Committee's evaluation of the Company's achievement of certain performance goals tied to operating income and Mr. Warmenhoven's individual performance, the Committee awarded Mr. Warmenhoven a bonus of $250,000 for the 1999 fiscal year. The options granted to Mr. Warmenhoven during the 1999 fiscal year were in recognition of his personal performance and leadership role with the Company and were intended to place a significant portion of his total compensation at risk because the value of those grants will depend upon the future appreciation of the Company's Common Stock.

      Compliance With Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly-held companies for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any year. The compensation paid to the Company's executive officers for the 1999 fiscal year did not exceed the $1 million limit per officer, and it is not expected the compensation to be paid to the Company's executive officers for the 2000 fiscal year will exceed that limit. In addition, the 1995 and 1999 Plans are structured so that any compensation deemed paid to an executive officer in connection with the exercise of his or her outstanding options under each such plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. Because it is very unlikely that the cash compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Company's executive officers. The Committee will reconsider this decision should the individual compensation of any executive officer ever approach the $1 million level.

                                 Submitted by the Compensation Committee of the Board of Directors:

                                 Carol A. Bartz, Board and Compensation
                                 Committee Member
                                 Robert T. Wall, Board and Compensation
                                 Committee Member

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee of the Company's Board of Directors is comprised of Ms. Bartz and Mr. Wall. Neither of these individuals was at any time during the 1999 fiscal year, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE-IN-CONTROL AGREEMENTS

      The Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other executive officers named in the Summary Compensation Table.

      The options granted to Daniel J. Warmenhoven, President and Chief Executive Officer, under the Company's 1993 Stock Option/Stock Issuance Plan and the 1995 Plan, and to Jeffry R. Allen, Chief Financial Officer and Senior Vice President of Finance and Operations, under the 1995 Plan, will immediately vest in full in the event of the termination of the officer's employment in connection with an acquisition of the Company by merger or asset sale. In addition, each outstanding option held by the Chief Executive Officer, the other executive officers and the employees of the Company under the Discretionary Option Grant Program of the 1995 Plan or the 1999 Plan will automatically accelerate in full and all unvested shares of Common Stock held by such individuals under the 1995 Plan or the 1999 Plan will immediately vest in full upon an acquisition of the Company by merger or asset sale, except to the extent such options are to be assumed by, and the Company's repurchase rights with respect to those shares are to be assigned to, the successor corporation. In addition, the Compensation Committee as Plan Administrator of the 1995 Plan and the 1999 Plan will have the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer or any other executive officer, and the shares of Common Stock subject to direct issuances held by such individual, in connection with the termination of the officer's employment following (i) a merger or asset sale in which those options are assumed and the Company's repurchase rights with respect to unvested shares are assigned, or (ii) certain other changes in control or ownership of the Company. The options granted to Messrs. Warmenhoven, Allen and Mendoza on January 4, 1999 under the Salary Investment Option Grant Program of the 1995 Plan will immediately accelerate in full upon an acquisition of the Company by merger or asset sale or other change in control of the Company.

                              CERTAIN TRANSACTIONS

      Larry R. Carter, a director of the Company, is the Senior Vice President Finance, Chief Financial Officer (Principal Financial and Accounting Officer) of Cisco Systems, Inc. ("Cisco"). During the 1999 fiscal year, the Company sold materials to Cisco having an aggregate value of $3,921,359, and purchased materials from Cisco having an aggregate value of $147,114.

      Sanjiv Ahuja, a director of the Company, is the President and Chief Operating Officer of Telcordia Technologies, Inc. During the 1999 fiscal year, the Company sold materials to Telcordia Technologies having an aggregate value of $208,070.

      The foregoing transactions were negotiated by the Company on an arms-length basis, and were made on terms no less favorable to the Company than could be obtained from an unaffiliated third party.

                                PERFORMANCE GRAPH

      The following graph compares the cumulative total shareholder return on the Common Stock of the Company with that of the Nasdaq Stock Market US Index, a broad market index published by the National Association of Securities Dealers, Inc., and the Hambrecht & Quist Technology Index compiled by Hambrecht & Quist LLC. The comparison for each of the periods assumes that

$100 was invested on November 21, 1995 (the date of the Company's initial public offering) in the Company's Common Stock, the stocks included in the Nasdaq Stock Market US Index and the stocks included in the Hambrecht & Quist Technology Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                               [PERFORMANCE GRAPH]

                                          11/21/95   4/96   4/97   4/98   4/99
                                          --------   ----   ----   ----   ----

        Network Appliance, Inc..........     100      119    108    267    745
        Nasdaq Stock Market (U.S.)......     100      117    123    184    251
        Hambrecht & Quist Technology ...     100      114    121    181    241

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Compensation Committee Report on Executive Compensation and the preceding performance graph shall not be incorporated by reference into any such filings; nor shall such Report or graph be incorporated by reference into any future filings.

                                 OTHER BUSINESS

      The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                    FORM 10-K

      The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about July 12, 1999. Shareholders may obtain a copy of this report, without charge, by writing to Jeffry R. Allen, Senior Vice President Finance and Operations, and Chief Financial Officer of the Company at the Company's principal executive offices located at 495 East Java Drive, Sunnyvale, California 94089.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders that are intended to be presented at the Company's Annual Meeting of Shareholders to be held in 2000 must be received by May 6, 2000 in order to be included in the Proxy Statement and proxy relating to that meeting.

      In addition, the proxy solicited by the Board of Directors for the Annual Shareholders Meeting in calendar year 2000 will confer discretionary authority to vote on any shareholder proposal presented at that meeting unless the Company is provided with notice of such proposal no later than July 20, 2000.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           DANIEL J. WARMENHOVEN
                                           President and Chief Executive Officer

August 27, 1999

                             NETWORK APPLIANCE, INC.
                             1999 STOCK OPTION PLAN

                                  ARTICLE ONE

                               GENERAL PROVISIONS

      I. PURPOSE OF THE PLAN

            This 1999 Stock Option Plan is intended to promote the interests of Network Appliance, Inc., a California corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

            Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

      II. STRUCTURE OF THE PLAN

            A. The Plan shall be divided into two separate equity programs:

                  (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock, and

                  (ii) the Automatic Option Grant Program under which non-employee Board members shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

            B. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

      III. ADMINISTRATION OF THE PLAN

            A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant Program with respect to Section 16 Insiders. Administration of the Discretionary Option Grant Program with respect to all other eligible persons may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer that program with respect to all such persons.

            B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

            C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant Program and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant Program under its jurisdiction or any stock option thereunder.

            D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grants under the Plan.

            E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and no Plan Administrator shall exercise any discretionary functions with respect to option grants made thereunder.

      IV. ELIGIBILITY

            A. The persons eligible to participate in the Discretionary Option Grant Program are as follows:

                  (i) Employees, and

                  (ii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

            B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority (subject to the provisions of the Plan) to determine which eligible persons are to receive option grants under the Discretionary Option Grant Program, the time or times when such option grants are to be made, the number of shares to be covered by each such grant, the status of the granted option as either an Incentive Option or a Non-Statutory Option, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding.

            C. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant Program.

      V. STOCK SUBJECT TO THE PLAN

            A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 3,300,000 shares. Such authorized share reserve shall be in addition to the number of shares of Common Stock reserved for issuance under the Corporation's 1995 Stock Incentive Plan and the Corporation's Special Non-Officer Stock Option Plan, and share issuances under this Plan shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under the 1995 Stock Incentive Plan or the Special Non-Officer Stock Option Plan. In addition, share issuances under such plans shall not reduce or otherwise affect the number of shares of Common Stock available for issuance under this Plan.

            B. No one person participating in the Plan may receive stock options under the Plan for more than 750,000 shares of Common Stock in the aggregate per calendar year, beginning with the 1999 calendar year.

            C. Shares of Common Stock subject to outstanding options shall be available for subsequent issuance under the Plan to the extent (i) the options expire or terminate for any reason prior to exercise in full or (ii) the options are cancelled in accordance with the cancellation/regrant provisions of Article Two. In addition, any unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the option exercise price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants under the Plan. Should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of exercised option shares under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or the gross number of exercised option shares which vest, and not by the net number of shares of Common Stock issued to the holder of such option or exercised option shares.

            D. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options per calendar year, (iii) the number and/or class of securities for which automatic option grants are to be made subsequently under the Automatic Option Grant Program and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option in order to prevent the dilution or enlargement of benefits thereunder. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

      I. OPTION TERMS

            Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

            A. Exercise Price.

                  1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

                        (i) cash or check made payable to the Corporation,

                        (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

                        (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

            Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

            C. Effect of Termination of Service.

                  1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

                        (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

                        (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be exercised subsequently by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                        (iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

                        (iv) Should the Optionee's Service be terminated for Misconduct, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

                  2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

                        (i) extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

                        (ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

            D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

            E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

            F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following the Optionee's death. However, Non-Statutory Options may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's family or to a trust established exclusively for one or more such family members or the Optionee's former spouse, to the extent such assignment is in connection with the Optionee's estate plan, or to the Optionee's former spouse pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

      II. INCENTIVE OPTIONS

            The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

            A. Eligibility. Incentive Options may only be granted to Employees.

            B. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

            C. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five
(5) years measured from the option grant date.

      III. CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. Each option, to the extent outstanding under the Plan at the time of a Corporate Transaction but not otherwise exercisable for all the option shares, shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof),
(ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

            B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

            C. Immediately following the consummation of the Corporate Transaction, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted stock options under the Plan per calendar year.

            E. The Plan Administrator shall have full power and authority to grant options under the Plan which will automatically accelerate in whole or in part in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Corporate Transaction in which those options are assumed or replaced and do not otherwise accelerate. Any options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest at that time.

            F. The Plan Administrator shall have full power and authority to grant options under the Plan which will automatically accelerate in whole or in part in the event the Optionee's Service subsequently terminates by reason of an Involuntary Termination within a designated period (not to exceed twelve (12) months) following the effective date of any Change in Control. Each option so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one
(1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may provide that one or more of the Corporation's outstanding repurchase rights with respect to shares held by the Optionee at the time of such Involuntary Termination shall immediately terminate in whole or in part, and the shares subject to those terminated rights shall accordingly vest at that time.

            G. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Qualified Option under the Federal tax laws.

            H. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      IV. CANCELLATION AND REGRANT OF OPTIONS

            The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options covering the same or different number of shares of Common Stock but with an exercise price per share based on the Fair Market Value per share of Common Stock on the new grant date. However, any such option cancellation/regrant program shall be subject to the following two limitations:

                  (i) only options held by Employees who are neither executive officers of the Corporation nor members of the Board may be so cancelled and regranted; and

                  (ii) the total number of shares subject to options which are so cancelled and regranted from time to time pursuant to this Section IV shall not in the aggregate exceed ten percent (10%) of the total number of shares of Common Stock authorized for issuance under the Plan.

                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM

      I. OPTION TERMS

            A. Grant Dates. Option grants shall be made on the dates specified below:

                  1. Each individual who is first elected or appointed as a non-employee Board member on or after the date of the 1999 Annual Shareholders Meeting shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 40,000 shares of Common Stock, provided such individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

                  2. On the date of each Annual Shareholders Meeting, beginning with the 1999 Annual Meeting, each individual who is to continue to serve as a non-employee Board member shall automatically be granted a Non-Statutory Option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 10,000-share option grants any one non-employee Board member may receive over his or her period of Board service.

                  3. Shareholder approval of the Plan at the 1999 Annual Shareholders Meeting shall constitute pre-approval of each option grant made under this Automatic Option Grant Program on or after the date of such Annual Meeting and the subsequent exercise of that option in accordance with the terms and conditions of this Article Three and the stock option agreement evidencing such grant.

                  4. The Automatic Option Grant Program under this Plan shall supersede and replace the Automatic Option Grant Program previously in effect for the non-employee Board members under the Corporation's 1995 Stock Incentive Plan. Accordingly, upon shareholder approval of the Plan at the 1999 Annual Shareholders Meeting, that program shall immediately terminate and no further option grants shall be made to the non-employee Board members under that program. All options granted to the non-employee Board members on or after the date of the 1999 Annual Shareholders Meeting, whether upon their initial election or appointment to the Board or upon their re-election at one or more of the Corporation's subsequent Annual Shareholder Meetings, shall be effected solely and exclusively in accordance with the terms and provisions of this Article Three. Should shareholder approval of the Plan not be obtained at the 1999 Annual Meeting, then the Automatic Option Grant Program under the Corporation's 1995 Stock Incentive Plan, as amended by the Board on August 17, 1999, shall remain in full force and effect, and option grants shall be made under that program to all non-employee Board members who will continue to serve on the Board at and after the 1999 Annual Shareholders Meeting.

            B. Exercise Price.

                  1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

                  2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

            C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

            D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each initial 40,000-share grant shall vest, and the Corporation's repurchase right shall lapse, in a series of four (4) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 10,000-share grant shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's continuation in Board service through the day immediately preceding the next Annual Shareholders Meeting following the option grant date.

            E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

                  (i) The Optionee (or, in the event of the Optionee's death, the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

                  (ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee's cessation of Board service.

                  (iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

                  (iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve
      (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

      II. CORPORATE TRANSACTION/CHANGE IN CONTROL

            A. The shares of Common Stock subject to each outstanding option at the time of a Corporate Transaction but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Corporate Transaction, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof).

            B. The shares of Common Stock subject to each outstanding option at the time of a Change in Control but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of that Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term.

            C. All repurchase rights of the Corporation outstanding under the Automatic Option Grant Program at the time of a Corporate Transaction or Change in Control shall automatically terminate at that time, and the shares of Common Stock subject to those terminated rights shall immediately vest.

            D. Each option which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

            E. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      III. REMAINING TERMS

            The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

      I. TAX WITHHOLDING

            A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

            B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders become subject in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

                  (i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

                  (ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

      II. EFFECTIVE DATE AND TERM OF THE PLAN

            The Plan became effective on the Plan Effective Date and shall remain in effect until the earliest of (i) August 16, 2009, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares pursuant to option exercises under the Plan or (iii) the termination of all outstanding options in connection with a Corporate Transaction. Upon such Plan termination, all outstanding stock options and unvested stock issuances made pursuant to option exercises shall continue to have force and effect in accordance with the provisions of the documents evidencing such options or issuances.

      III. AMENDMENT OF THE PLAN

            A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to any shareholder approval which may be required pursuant to applicable laws or regulations, provided, however, that the Board may not, without shareholder approval, (i) increase the number of shares of Common Stock authorized for issuance under the Plan, or (ii) materially increase the benefits offered to participants under the 1999 Plan. No amendment or modification shall adversely affect any rights and obligations with respect to options or unvested shares of Common Stock at the time outstanding under the Plan unless the Optionee or holder of such unvested shares consents to such amendment or modification.

            B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under such program are held in escrow until there is obtained shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess grants are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

      IV. REGULATORY APPROVALS

            A. The implementation of the Plan, the granting of any option under the Plan and the issuance of any shares of Common Stock upon the exercise of such option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the shares of Common Stock issued pursuant to it.

            B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

      V. USE OF PROCEEDS

            Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

      VI. NO EMPLOYMENT/SERVICE RIGHTS

            Nothing in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

            The following definitions shall be in effect under the Plan:

            A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Three of the Plan.

            B. Board shall mean the Corporation's Board of Directors.

            C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

                  (i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders, or

                  (ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

            D. Code shall mean the Internal Revenue Code of 1986, as amended.

            E. Common Stock shall mean the Corporation's common stock.

            F. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

            G. Corporation shall mean Network Appliance, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Network Appliance, Inc. which shall by appropriate action adopt the Plan.

            H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

            I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

            K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

            L. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

            M. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

                  (i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

                  (ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

            N. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Corporation (or any Parent or Subsidiary).

            O. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

            P. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

            Q. Optionee shall mean any person to whom an option is granted under the Plan.

            R. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            S. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more.

            T. Plan shall mean the Corporation's 1999 Stock Option Plan, as set forth in this document.

            U. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under such program with respect to the persons under its jurisdiction.

            V. Plan Effective Date shall mean August 17, 1999, the date on which the Board adopted the Plan.

            W. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to Section 16 Insiders.

            X. Secondary Committee shall mean a committee of two (2) or more Board members appointed by the Board to administer the Discretionary Option Grant Program with respect to eligible persons other than Section 16 Insiders.

            Y. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

            Z. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant.

            AA. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

            BB. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            CC. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

            DD. Withholding Taxes shall mean the Federal, state and local income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock becomes subject in connection with the exercise of those options or the vesting of those shares.

                             NETWORK APPLIANCE, INC
                          EMPLOYEE STOCK PURCHASE PLAN

                As Amended and Restated Effective August 17, 1999

      I. PURPOSE OF THE PLAN

            This Employee Stock Purchase Plan is intended to promote the interests of Network Appliance, Inc. by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

            Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

            All share numbers which appear in this August 17, 1999 restatement of the Plan reflect (i) the two-for-one split of the Common Stock effected on December 18, 1997 and (ii) the two-for-one split of the Common Stock effected on December 21, 1998.

      II. ADMINISTRATION OF THE PLAN

            The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

      III. STOCK SUBJECT TO PLAN

            A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed Two Million Fifty Thousand (2,050,000) shares, including (i) an increase of Four Hundred Thousand (400,000) shares authorized by the Board on August 11, 1998, and approved by the shareholders at the 1998 Annual Meeting, and (ii) an increase of Two Hundred Fifty Thousand (250,000) shares authorized by the Board on August 17, 1999, subject to shareholder approval at the 1999 Annual Meeting.

            B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in the aggregate by all Participants on any one purchase date under the Plan and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

      IV. OFFERING PERIODS

            A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

            B. Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date. However, the initial offering period shall commence at the Effective Time and terminate on the last business day in November 1997. The next offering period shall commence on the first business day in December 1997, and subsequent offering periods shall commence as designated by the Plan Administrator.

            C. Each offering period shall be comprised of a series of one or more successive Purchase Intervals. Purchase Intervals shall run from the first business day in June each year to the last business day in November of the same year and from the first business day in December each year to the last business day in May of the following year. However, the first Purchase Interval in effect under the initial offering period commenced at the Effective Time and terminated on the last business day in May 1996.

      V. ELIGIBILITY

            A. An individual who is an Eligible Employee may enter an offering period under the Plan on the start date of any Purchase Interval within that offering period, provided he or she remains an Eligible Employee on that date. The date an individual enters an offering period shall be designated his or her Entry Date for purposes of that offering period.

            B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before his or her scheduled Entry Date.

      VI. PAYROLL DEDUCTIONS

            A. For offering periods which commenced before December 1, 1999, the payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during such offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%). For the offering period scheduled to commence on December 1, 1999, each Participant's payroll deduction shall be based on such Participant's Cash Earnings and may be any multiple of one percent (1%) of Cash Earnings paid to the Participant during each Purchase Interval within that offering period, up to a maximum of ten percent (10%).

            The deduction rate so authorized by a Participant shall continue in effect throughout the offering period, except to the extent such rate is changed in accordance with the following guidelines:

                  (i) The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

                  (ii) The Participant may, prior to the commencement of any new Purchase Interval within the offering period, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective as of the start date of the first Purchase Interval following the filing of such form.

            B. Payroll deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

            C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

            D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.

            E. The Plan Administrator shall have the discretion, exercisable prior to the start date of any offering period under the Plan, to determine whether the payroll deductions authorized by Participants during such offering period shall be calculated as a percentage of Base Salary or Cash Earnings.

      VII. PURCHASE RIGHTS

            A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant's Entry Date into the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments over the remainder of such offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

            Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

            B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant's payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date.

            C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date within the offering period shall be equal to eighty-five percent (85%) of the lower of
(i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value per share of Common Stock on the start date of that offering period.

            D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed One Thousand Five Hundred (1,500) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. The maximum number of shares of Common Stock purchasable in the aggregate by all participants on any one Purchase Date shall not exceed Four Hundred Thousand (400,000) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants on each Purchase Date during that offering period.

            E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

            F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

                  (i) A Participant may, at any time prior to the next scheduled Purchase Date in the offering period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the Purchase Interval in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

                  (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into that offering period.

                  (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant's behalf during such leave. Upon the Participant's return to active service (i) within ninety (90) days following the commencement of such leave or (ii) prior to the expiration of any longer period for which such Participant's right to reemployment with the Corporation is guaranteed by either statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable time period shall be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before his or her scheduled Entry Date into the offering period.

            G. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) (or such greater percentage as the Plan Administrator may have established for the offering period in which the Change in Control occurs) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into the offering period in which such Change in Control occurs or (ii) the Fair Market Value per share of

Common Stock immediately prior to the effective date of such Change in Control. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value per share of Common Stock on that start date.

            The Corporation shall use its best efforts to provide at least ten
(10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.

            H. Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed either (i) the maximum limitation on the number of shares purchasable in the aggregate on such date or (ii) the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

            I. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

            J. Shareholder Rights. A Participant shall have no shareholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

      VIII. ACCRUAL LIMITATIONS

            A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

            B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

                  (i) The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

                  (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

            C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

            D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

      IX. EFFECTIVE DATE AND TERM OF THE PLAN

            A. The Plan was adopted by the Board on September 26, 1995, was subsequently approved by the shareholders and became effective at the Effective Time. The Plan was amended by the Board on August 11, 1998 (the "1998 Amendment") to increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional Four Hundred Thousand (400,000) shares. The 1998 Amendment was approved by the shareholders at the 1998 Annual Meeting. On August 17, 1999, the Board amended the Plan to (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional Two Hundred Fifty Thousand (250,000) shares and (ii) make amendments to certain administrative provisions of the Plan (the "1999 Amendment"). The 1999 Amendment is subject to shareholder approval at the 1999 Annual Meeting, and no purchase rights shall be granted, and no shares shall be issued, on the basis of the Two Hundred Fifty Thousand (250,000)-share increase unless and until the 1999 Amendment is approved by the shareholders. Upon such shareholder approval of the 1999 Amendment, the Corporation shall comply with all applicable requirements of the 1933 Act (including the registration of the additional Two Hundred Fifty Thousand (250,000) shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of the Nasdaq National Market with respect to those shares and all other applicable requirements established by law or regulation.

            B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in November 2005, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

      X. AMENDMENT OF THE PLAN

            A. The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Interval. However, the Plan may be amended or terminated immediately upon Board action, if and to the extent necessary to assure that the Corporation will not recognize, for financial reporting purposes, any compensation expense in connection with the shares of Common Stock offered for purchase under the Plan, should the financial accounting rules applicable to the Plan at the Effective Time be subsequently revised so as to require the recognition of compensation expense in the absence of such amendment or termination.

            B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation's shareholders:
(i) materially increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan or (iii) modify the requirements for eligibility to participate in the Plan.

      XI. GENERAL PROVISIONS

            A. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

            B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

            C. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

                                   Schedule A

                          Corporations Participating in
                          Employee Stock Purchase Plan
                            As of the Effective Time

                             Network Appliance, Inc.

                                    APPENDIX

            The following definitions shall be in effect under the Plan:

            A. Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

            B. Board shall mean the Corporation's Board of Directors.

            C. Cash Earnings shall mean the (i) base salary payable to a Participant by one or more Participating Companies during such individual's period of participation in one or more offering periods under the Plan plus (ii) all overtime payments, bonuses, commissions, current profit-sharing distributions and other incentive-type payments received during such period. Such Cash Earnings shall be calculated before deduction of (A)any income or employment tax withholdings or (B) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Cash Earnings shall not include any contributions (other than Code Section 401(k) or Code Section 125 contributions deducted from such Cash Earnings) made by the Corporation or any Corporate Affiliate on the Participant's behalf to any employee benefit or welfare plan now or hereafter established.

            D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                  (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction,

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation; or

                  (iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's shareholders.

            E. Code shall mean the Internal Revenue Code of 1986, as amended.

            F. Common Stock shall mean the Corporation's common stock.

            G. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section
424), whether now existing or subsequently established.

            H. Corporation shall mean Network Appliance, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of Network Appliance, Inc. which shall by appropriate action adopt the Plan.

            I. Effective Time shall mean the time at which the Underwriting Agreement is executed and finally priced. Any Corporate Affiliate which becomes a Participating Corporation after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

            J. Eligible Employee shall mean any person who is employed by a Participating Company on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a).

            K. Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

            L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

      If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  (iii) For purposes of the initial offering period which began at the Effective Time, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is sold in the initial public offering pursuant to the Underwriting Agreement.

            M. 1933 Act shall mean the Securities Act of 1933, as amended.

            N. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

            O. Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Time are listed in attached Schedule A.

            P. Plan shall mean the Corporation's Employee Stock Purchase Plan, as set forth in this document.

            Q. Plan Administrator shall mean the committee of two (2) or more Board members appointed by the Board to administer the Plan.

            R. Purchase Date shall mean the last business day of each Purchase Interval.

            S. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.

            T. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

            U. Underwriting Agreement shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

                             NETWORK APPLIANCE, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. |X|

[                                                                              ]

1.    Election of Directors:                      For      Withhold      For All
      Nominees: Daniel J. Warmenhoven,            All        All         Except
      Donald T. Valentine, Sanjiv Ahuja,
      Carol A. Bartz, Larry R. Carter,            |_|        |_|           |_|
      Michael R. Hallman and Robert T.
      Wall.

      (INSTRUCTION: To withhold authority
      to vote for any individual nominee,
      write such name or names in the
      space provided below.)

-----------------------------------------

2.    Approve the Company's new 1999              For      Against      Abstain
      Stock Option Plan pursuant to which
      3,300,000 shares of common stock            |_|        |_|          |_|
      will be reserved for issuance.

3.    Approve a 250,000 share increase in         For      Against      Abstain
      the maximum number of shares of
      common stock authorized for                 |_|        |_|          |_|
      issuance under the Company's
      Employee Stock Purchase Plan.

4.    Proposal to ratify the appointment          For      Against      Abstain
      of Deloitte and Touche LLP as
      independent accountants of the              |_|        |_|          |_|
      Company for the fiscal year ending
      April 28, 2000.

5.    Transaction of any other business
      which may properly come before the
      meeting and any adjournment or
      postponement thereof.

The Board of Directors recommends a vote FOR each of the above proposals. This proxy will be voted as directed, or, if no direction is indicated, will be voted FOR each of the above proposals and, at the discretion of the persons named as proxies, upon such other matters as may properly come before the meeting. This proxy may be revoked at any time before it is voted.

                                             Dated: ______________________, 1999

Signature ______________________________________________________________________

Signature if held jointly ______________________________________________________
(Please sign exactly as shown on your stock certificate and on this proxy form. When signing as a partner, corporate officer, attorney, executor, administrator, trustee, guardian or in any other representative capacity, give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

                             YOUR VOTE IS IMPORTANT!

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

PROXY                                                                      PROXY

                             NETWORK APPLIANCE, INC.

          This Proxy is Solicited on Behalf of the Board of Directors.

      Daniel J. Warmenhoven and Jeffry R. Allen or either of them, are hereby appointed as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution) to represent and to vote all shares of capital stock of Network Appliance, Inc. (the "Company") which the undersigned is entitled to vote at the Company's Annual Meeting of Shareholders on October 26, 1999, and at any adjournments or postponements thereof as follows:

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

                (Continued and to be signed on the reverse side.)

--------------------------------------------------------------------------------